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SUPPLEMENT
(To Prospectus Supplement dated January 25, 2001
to Prospectus dated January 25, 2001)

[GRAPHIC OMITTED]

                          $222,774,363 (Approximate)



                 Chase Mortgage Finance Trust, Series 2001-S1
                                    Issuer


                      Chase Mortgage Finance Corporation
                                    Seller


                     Chase Manhattan Mortgage Corporation
                                    Servicer


        Multi-Class Mortgage Pass-Through Certificates, Series 2001-S1


     The sixth full paragraph on page S-42 of the attached Prospectus Supplement dated January 25, 2001 (the "Prospectus Supplement") is hereby amended as follows: the time period referred to in clause (Y) of such paragraph is "from the first to the fifth anniversary of the Cut-off Date . . ." (as opposed to "from the second to the fifth anniversary of the Cut-off Date . . ." as previously stated).


     All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.


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                The date of this Supplement is January 26, 2001.